                       CENTRAL AND SOUTH WEST CORPORATION

                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OUTSTANDING SHARES
            OF THE FOLLOWING SERIES OF CUMULATIVE PREFERRED STOCK OF
                          WEST TEXAS UTILITIES COMPANY

                                                                                    OUTSTANDING   PURCHASE PRICE
TITLE OF SERIES OF PREFERRED STOCK                                                     SHARES       (PER SHARE)
----------------------------------------------------------------------------------  ------------  ---------------
Cumulative Preferred Stock ($100 par value)
4.40% Series......................................................................       60,000      $   69.11

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., CENTRAL TIME, ON WEDNESDAY, APRIL 16, 1997, UNLESS THE OFFER IS EXTENDED.

                                                                  March 18, 1997

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase and Proxy Statement, dated March 18, 1997, and a Letter of Transmittal and Proxy for the series of cumulative preferred stock listed above (the "Shares") of West Texas Utilities Company ("WTU"), a Texas corporation and direct utility subsidiary of Central and South West Corporation ("CSW"), of which you own shares. The Offer to Purchase and Proxy Statement, together with the Letter of Transmittal and Proxy, constitutes the "Offer" of CSW to purchase any and all Shares at the purchase price per Share listed above, net to the seller in cash, upon the terms and subject to the conditions of the Offer. CSW will purchase all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer. The Offer for the Shares is not conditioned upon any minimum number of Shares being tendered. Preferred Shareholders (including Preferred Shareholders who acquire Shares subsequent to the Record Date) who wish to tender their Shares pursuant to the Offer must vote in favor of the proposed amendment to WTU's Restated Articles of Incorporation, as set forth in the Offer to Purchase and Proxy Statement (the "Proposed Amendment"). The Offer is conditioned upon the Proposed Amendment being approved and adopted at the Special Meeting (as defined in the Offer to Purchase and Proxy Statement). In addition, Preferred Shareholders have the right to vote for the Proposed Amendment regardless of whether they tender their Shares. See "Proposed Amendment and Proxy Solicitation", "Terms of the Offer--Certain Conditions of the Offer" and "Terms of the Offer--Extension of Tender Period; Termination; Amendments" in the Offer to Purchase and Proxy Statement.

    IN ORDER TO VALIDLY TENDER SHARES PURSUANT TO THE OFFER, PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES DURING THE PERIOD BEGINNING TWO DAYS PRIOR TO THE RECORD DATE AND UP TO AND INCLUDING THE EXPIRATION DATE MUST OBTAIN AN ASSIGNMENT OF PROXY FROM THE SELLER OF SUCH SHARES AND VOTE SUCH PROXY IN FAVOR OF THE PROPOSED AMENDMENT. IN ORDER TO FACILITATE THE TRANSFER OF SHARES DURING THE PERIOD DESCRIBED ABOVE, THE SHARES WILL TRADE "WITH PROXY" IN THE OVER-THE-COUNTER MARKET. SETTLEMENT OF ALL TRADES DURING THE PERIOD DESCRIBED ABOVE SHOULD INCLUDE AN ASSIGNMENT OF PROXY FROM THE SELLER.

    The Shares will trade, during the period which begins two days prior to the Record Date and which will end at the close of business on the Expiration Date, in the over-the-counter market under the symbol "WTXNT", indicating that such shares are trading "with proxy." A Preferred Shareholder who acquires Shares during this period must obtain, or have its authorized representative obtain, an assignment of proxy (which is included in the applicable Letter of Transmittal) at settlement from the seller. The National Association of Securities Dealers, Inc. (the "NASD") and The Depository Trust Company have issued notices informing their members and participants that the Shares are trading "with proxy" and that settlement of all trades during the period described above should include an assignment of proxy from the seller.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OR A VOTE OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. ANY LETTER OF TRANSMITTAL AND PROXY FURNISHED TO YOU IS SOLELY FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER OR VOTE SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender and/or vote any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    PLEASE READ THE FOLLOWING INFORMATION CAREFULLY:

        (1) The Offer is for any and all Shares outstanding as of March 18, 1997.

        (2) The Offer and withdrawal rights will expire at 5:00 p.m., central time, on Wednesday, April 16, 1997, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after the expiration of forty business days from the commencement of the Offer if such tendered Shares have not been accepted for payment.

        (3) Preferred Shareholders who wish to tender their Shares pursuant to the Offer must vote in favor of the Proposed Amendment. The Offer is conditioned upon the Proposed Amendment being approved and adopted at the Special Meeting.

        (4) Preferred Shareholders have the right to vote in favor of the Proposed Amendment regardless of whether they tender their Shares. If the Proposed Amendment is approved and adopted, WTU will make a special cash payment in the amount of $1.00 per Share to each Preferred Shareholder who voted in favor of the Proposed Amendment, provided that such Shares have not been tendered pursuant to the Offer.

        (5) Any stock transfer taxes applicable to the sale of Shares to CSW pursuant to the Offer will be paid by CSW, except as otherwise provided in Instruction 6 of the Letter of Transmittal and Proxy.

    NEITHER CSW, WTU, THEIR RESPECTIVE BOARDS OF DIRECTORS NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

    If you wish to have us tender and/or vote any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender and/or vote on your behalf by the expiration of the Offer or the Special Meeting, as applicable.

    The Offer is being made to all holders of Shares. CSW is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If CSW becomes aware of any valid state statute prohibiting the making of the Offer, CSW will make a good faith effort to comply with such statute. If, after such good faith effort, CSW cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of CSW by the Dealer Managers (as defined in the Offer) or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                  INSTRUCTIONS

               WITH RESPECT TO OFFER TO PURCHASE BY CSW FOR CASH

                       ANY AND ALL OUTSTANDING SHARES OF

                            THE PREFERRED STOCK OF,

                           AND PROXY SOLICITATION BY,

                          WEST TEXAS UTILITIES COMPANY

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase and Proxy Statement, dated March 18, 1997, and a Letter of Transmittal and Proxy for the series of preferred stock of West Texas Utilities Company ("WTU") in which the undersigned owns shares (the Offer to Purchase and Proxy Statement, together with the applicable Letter of Transmittal and Proxy, constitutes the "Offer") in connection with the invitation of Central and South West Corporation ("CSW") to the holders of the series of preferred stock to tender any and all of their shares ("Shares") for purchase at the purchase price per Share listed on the front cover of the Offer to Purchase and Proxy Statement, net to the seller in cash, upon the terms and subject to the conditions of the Offer, and in connection with the proxy solicitation being conducted by the Board of Directors of WTU.

    This will instruct you to tender to CSW the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.


  Number of Shares to be Tendered*

------------------------------------
------------------------------------
------------------------------------
------------------------------------


    You are further instructed to vote as designated hereunder in respect of the Proposed Amendment all shares which the undersigned is entitled to vote at the Special Meeting:**

                  / /  FOR      / /  AGAINST      / /  ABSTAIN

                                   SIGN HERE

              Signature(a):
                             -----------------------------------------------------
                   Name(a):
                             -----------------------------------------------------
                   Address:
                             -----------------------------------------------------
                             -----------------------------------------------------

Dated:             , 1997
Social Security
or Taxpayer Identification
No.: ----------------

* By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

** By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be voted FOR the Proposed Amendment.

                                       3